UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 24, 2012)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in this Current Report on Form 8-K set forth under Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in the Current Report on Form 8-K filed on September 26, 2011, Care Investment Trust Inc. (“Care”) (through three wholly-owned single purpose limited liability company subsidiaries, the “Borrowers”) acquired three assisted living and memory care facilities located in Virginia from affiliates of Greenfield Senior Living, Inc. The facilities were acquired for an aggregate purchase price of $20,800,000, of which approximately $15,500,000 was funded with the proceeds of a first mortgage bridge loan provided by KeyBank National Association. On April 24, 2012 Care refinanced the bridge loan by entering into three separate loans with KeyCorp Real Estate Capital Markets, Inc. (the “Lender”) for an aggregate amount of $15,680,000.

The first loan is a $6,424,000 loan between the Lender and Care GSL Stafford LLC (the “Stafford Loan”) and is secured by a first priority deed of trust on the property known as Greenfield of Stafford located in Stafford, Virginia. The second loan is a $3,591,000 loan between the Lender and Care GSL Fredericksburg LLC (the “Fredericksburg Loan”) and is secured by a first priority deed of trust on the property known as Greenfield of Fredericksburg located in Fredericksburg, Virginia. The third loan is a $5,665,000 loan between the Lender and Care GSL Berryville LLC (the “Berryville Loan”) and is secured by a first priority deed of trust on the property known as Greenfield of Berryville located in Berryville, Virginia. Each of the Stafford Loan, Fredericksburg Loan and Berryville Loan, (each a “Loan” and collectively, the “Loans”) bears interest at a fixed rate of 4.76%, provides for monthly interest and principal payments commencing on June 1, 2012 and matures on May 1, 2022. Pursuant to cross-collateralization agreements, the Loans are cross-collateralized. Additionally, with regard to each Loan, Care has contractually guaranteed the following: repayment of loss or damage suffered by the Lender as a result of certain events, repayment of all indebtedness, including all principal, interest and other fees and charges upon the occurrence of certain events of default, and payment of all the Borrowers’ obligations relating to certain environmental matters, among other payments. Each Loan contains typical representations and covenants for loans of this type. A breach of the representations or covenants could result in a default under each of the Loans, which would result in all amounts owing under each of the Loans to become immediately due and payable because all of the Loans are cross-defaulted. The Lender intends to sell each of the Loans to Federal Home Loan Mortgage Corporation (“Freddie Mac”) under Freddie Mac’s CME Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARE INVESTMENT TRUST INC.

Date: April 30, 2012	By:	/s/ Salvatore (Torey) V. Riso, Jr.
Name: Salvatore (Torey) V. Riso, Jr.
Title: President and Chief Executive Officer

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